Exhibit 3.6

AMENDMENT NO. 3
TO
SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
KADMON HOLDINGS, LLC

This Amendment No. 3 (“Amendment”), dated as of October 27, 2015 (the “Amendment Date”), to the Second Amended and Restated Limited Liability Company Agreement, dated as of June 27, 2014, as amended (the “Agreement”), of Kadmon Holdings, LLC, a Delaware limited liability company (the “Company”), is executed as of the Amendment Date by Members constituting the Required Holders (as defined below). Each capitalized term used but not defined herein shall have the meaning ascribed to such term in the Agreement.

WHEREAS, Section 14.2 of the Agreement provides, in pertinent part, that the Agreement may be amended if such amendment is in writing and approved by the Board of Managers and, in the case of an amendment that is specific to certain provisions of the Agreement, with the prior written consent of the holders satisfying the requirements for a Special Approval Vote (the “Required Holders”);

WHEREAS, the Board of Managers has approved this Amendment and the Members signatory hereto desire to amend the Agreement in accordance with Section 14.2 of the Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

Section 1.                                           Amendments to the Agreement.

(a)                                 Section 6.2(f)(xii) of the Agreement is hereby amended by deleting the word “issued within 60 days after such date” and replacing them with the words “issued within 120 days after such date”.

(b)                                 The ten Business Day prior notice requirement contained in the definition of “Special Approval Vote” is hereby waived, solely with respect to the foregoing amendment, and such waiver shall be deemed an amendment of such definition solely with respect to the foregoing amendment.

Section 2.                                           Additional Consents. To the extent that the consent of any Person signatory hereto is required in connection with this Amendment (or the issuance of any Delayed PIK Notes) pursuant to any agreement with the Company (whether in such Person’s capacity as a Member, a lender, a warrant holder, a note holder, or otherwise), such consent is hereby granted by such Person in all such capacities. To the extent that any Person signatory hereto would otherwise be entitled to preemptive rights, anti-dilution protection, or other similar rights as a result of the execution and delivery of this Amendment or the Company’s performance of the transactions contemplated thereby (including the issuance of any Delayed PIK Notes), such rights are hereby waived.

Section 3.                                           Full Force and Effect. Except as expressly provided for in this Amendment, all of the terms and conditions of the Agreement shall continue in full force and effect. This Amendment is limited as written and shall not be deemed to be an amendment, modification or supplement of, or a consent to or waiver of any other term or condition of the Agreement or any other document.

Section 4.                                           Conflict. In the event of any conflict between the terms and conditions of this Amendment and the Agreement, this Amendment shall govern and prevail in all respects.

Section 5.                                           Effect of Amendment. From and after the execution of this Amendment, any reference to the Agreement shall be deemed to be a reference to the Agreement as amended by this Amendment.

Section 6.                                           Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) THE U.S. DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

Section 7.                                           Headings and Captions. All headings and captions contained in this Amendment are inserted for convenience only and shall not be deemed a part of this Amendment.

Section 8.                                           Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same agreement. This Amendment may be executed and delivered via telecopier machine or other form of electronic delivery by the parties, which shall be deemed for all purposes as an original.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

Goldentree Entrust Master Fund SPC inbehalf of and for the account of segregated portfolio 1
Please print or type name of Member above

By: GoldenTree Asset Management, LP

By:	/s/ Karen Weber
Name:	Karen Weber
Title:	Director - Bank Debt

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

By: GoldenTree Asset Management, LP
Goldentree Master Fund, Ltd
Please print or type name of Member above

By:	/s/ Karen Weber
Name:	Karen Weber
Title:	Director - Bank Debt

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

Adena Estate Inc.
Please print or type name of Member above

By:	/s/ Peter Simson
Name:	peter simson
Title:	Director

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

Aeon Partners, Inc.
Please print or type name of Member above

By:	/s/ Demetrios Mallios
Name:	Demetrios Mallios
Title:	Manager

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

Aeon Multi Opportunity Fund II, LLC
Please print or type name of Member above

By:	/s/ Demetrios Mallios
Name:	Demetrios Mallios
Title:	Manager

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

Aeon Multi Opportunity Fund I, LLC
Please print or type name of Member above

By:	/s/ Demetrios Mallios
Name:	Demetrios Mallios
Title:	Manager

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

Aeon Multi Opportunity Fund I, LP Cayman
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By:	/s/ Demetrios Mallios
Name:	Demetrios Mallios
Title:	Manager

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

Aigle Healthcare Partners II, LLC
Please print or type name of Member above

By:	/s/ Richard Giroux
Name:	Richard Giroux
Title:	Manager

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

Alpha Spring Limited
Please print or type name of Member above

By:	/s/ Zan Shengda
Name:	Zan Shengda
Title:	Director

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

Auriga Investors Montserrat Global Fund
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By:	/s/ Iñigo Resusta
Name:	Iñigo Resusta
Title:	Chairman of the Board

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

Auriga Global Investors SV, SA
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By:	/s/ Iñigo Resusta
Name:	Iñigo Resusta
Title:	President

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

Colbeck Partners, LLC
Please print or type name of Member above

By:	/s/ Morris Beyda
Name:	Morris Beyda
Title:	Authorized Signatory

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

Farallon Capital AA Investors, LP
Farallon Capital Institutional Partners II, LP
Farallon Capital Institutional Partners III, LP
Farallon Capital Institutional Partners, LP
Farallon Capital Partners L.P.
Please print or type name of Member above

By:	/s/ Rajiv A. Patel
Name:	Rajiv A. Patel
Title:	Managing Member

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

GoldenTree 2004 Trust
By: GoldenTree Asset Management, LP

By:	/s/ Karen Weber
Name:	Karen Weber
Title:	Director – Bank Debt

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

GN3 SIP Limited
By: GoldenTree Asset Management, LP

By:	/s/ Karen Weber
Name:	Karen Weber
Title:	Director – Bank Debt

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

GT NM, LP
By: GoldenTree Asset Management, LP

By:	/s/ Karen Weber
Name:	Karen Weber
Title:	Director – Bank Debt

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

San Bernardino County Employees’ Retirement Association
By: GoldenTree Asset Management, LP

By:	/s/ Karen Weber
Name:	Karen Weber
Title:	Director – Bank Debt

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

BPC OPPORTUNITIES FUND LP

By: Beach Point Capital Management LP,
Its Investment Advisor
Please print or type name of Member above

By:	/s/ Allan Schweitzer
Name:	Allan Schweitzer
Title:	Executive Managing Director

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

BEACH POINT TOTAL RETURN MASTER FUND, L.P.

By: Beach Point Capital Management LP,
Its Investment Advisor
Please print or type name of Member above

By:	/s/ Allan Schweitzer
Name:	Allan Schweitzer
Title:	Executive Managing Director

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

Kadmon I, LLC
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By:	/s/ Dr. Samuel D. Waksal
Name:	Dr. Samuel D. Waksal
Title:	Managing Member

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

Mark Goldwasser
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By:	/s/ Mark Goldwasser
Name:	Mark Goldwasser
Title:

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

Lenoran Investments S.A.
Please print or type name of Member above

By:	/s/ Mark Garber
Name:	Mark Garber
Title:	Director

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

MACQUARIE BANK LIMITED

By:	/s/ Andrew Herring	/s/ Joel Outlaw
Name:	Andrew Herring	Joel Outlaw
Title:	Division Director	Associate Director

Signed in London. POA #1721
(executed 9 October 2014)

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

Pennant Park Investment Corporation
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By:	/s/ Arthur H. Penn
Name:	Arthur H. Penn
Title:	CEO

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

SBI Global Seguros Holdings Limited
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By:	/s/ Hirohide Ogiwara
Name:	Hirohide Ogiwara
Title:	Director

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the day and year first above written.

SBI Holdings, Inc.
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By:	/s/ Yoshitaka Kitao
Name:	Yoshitaka Kitao
Title:	Representative Director, President & CEO